Exhibit 99.1

To Our Valued Shareholders, Customers, Partners

and Employees

As I pause to reflect on Inrad Optics’ performance in 2013, I see two distinct but inter-woven views of our business. When I view the financial performance that characterized 2013, we clearly did not meet our expectations. However, when I view the business from an operational perspective, I see an organization highly engaged in the process of positive transformational growth. My hope for this communication is to provide an operational connection to the numbers for our shareholders, as well as our customers, partners and employees.

The 2013 financial results depict the major internal and external drivers that influenced the business during the year. Revenues remained relatively flat at $11.2 million versus $11.4 million in 2012. Internally, the expenses associated with the necessary restructuring in New Jersey in Q2 and Q3, and the accrued expenses related to the Sarasota consolidation effort in Q4 reduced our gross profit. When combined with a decline in orders for metal optics from the defense sector, the result was an operating loss of $1.5 million, and a basic and diluted loss per share of $0.14. The Company ended the year with cash of $2.5 million, down from $3.1 million at the end of 2012.

While our revenue remained relatively flat against the previous year, our bookings in 2013 were considerably more disappointing. The Company ended 2013 with bookings of $9.8 million, a decrease from $12.3 million or approximately 20% from 2012. Bookings in the fourth quarter of 2013 were $2.5 million. The Company ended 2013 with a backlog of $4.4 million compared to $5.9 million at the end of 2012.

The single hardest hit area was metal optical components, a subset of our broad optical components category. This product area has traditionally been defense centric, and suffered from both the U.S. federal government budget sequestration imposed in March of 2013 and a general decline in orders from legacy defense prime customers. Bookings for this product subset were off approximately 50% from the previous year.

Some of the more dramatic decreases in our bookings for 2013 were offset by higher margin orders from new and existing x-ray monochromator customers which has been a strong area of our business. This success is part of a focused effort by our sales team to replace long-running legacy programs that have run their course. I am pleased to report the team is stepping up to that challenge.

Operationally, I would like to share some significant events that occurred in 2013. The cumulative impact of these initiatives, when coupled with ongoing efforts in 2014, is intended to recalibrate the business for the current and future photonics marketplace:

• In April, we commissioned our state of the art 96” plasma assist deposition coating chamber. Designed to handle large substrates, an Inrad Optics core capability, the investment allows us to serve our current large form factor defense and semiconductor optics, as well positioning us to serve as the leading next generation vertical manufacturer of wafer inspection tool optics.

• In June, we received our second $500,000 Phase II funding contract for the growth of stilbene from the Department of Homeland Security’s Domestic Nuclear Detection Office. Stilbene is proving to be a promising organic crystal for radiation detection, specifically fast neutron detection of special nuclear materials, a serious security threat. We shipped stilbene components to several customers in 2013, ahead of our product development schedule.

• October saw the launch of our online product configurator for quick delivery Interferometer Transmission Flats in a variety of sizes and configurations. This web-based tool provides customers a much faster and more convenient way to order replacement optics for a common metrology tool. Early results are promising, and opportunities for custom OEM customers resulting from the initiative have been validated.

• In November, we announced the plan to consolidate our Sarasota, FL metal optics production facility into our Northvale, NJ facility. The consolidation is part of a larger strategic effort to improve the company's value proposition to its customers, as well as improve its financial results. The move will centralize the company's optical problem solving skills, allowing for beneficial cross-pollination of expertise, including leveraging the Florida metal optics facility's single point diamond turning capability over a broader range of optical materials. Overall, annual reductions in operational costs are expected to be in the range of $800,000 to $1,000,000 per year starting in the second quarter of 2014.

Our transformational change efforts continue in earnest in 2014. In 2013, we added to our operational firepower by hiring a highly qualified and determined VP of Operations and welcoming back a former employee who was previously a successful operations manager in our crystal fabrication area. We are continuing the trend in 2014 with the hiring of a skilled set of resources for the new metal optics production area, as well as adding an experienced outside sales manager.

The consolidation of the Sarasota operation continues in New Jersey, on time and on budget. The team consisting of former Sarasota employees and new employees is demonstrating ownership of their project, and the energy of the entire Inrad Optics team is a pleasure to see.

Our work with stilbene and other organic scintillator crystals has provided a clear roadmap for entry into the important radiation detection market. Technical results continue to be very positive, we are partnered with highly funded research facilities, and the U.S. Department of Homeland Security continues to advocate for efforts to grow larger forms of stilbene.

Positive transformational change and growth is never easy, but our marketplace demands it. The challenge ahead is significant. We are executing on this necessary change, while continuing to work hard at serving our long time customers exceptionally well, and earning the trust and respect of new ones. We are building a leaner and smarter business, maintaining processes that serve us well and implementing new processes to replace those that do not. My team and I are energized by the challenge, and I continue to welcome your support on the journey ahead.

Amy Eskilson

May 9, 2014

About Inrad Optics

Inrad Optics, Inc. was incorporated in New Jersey in 1973. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics.”

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2011. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.